Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of Schwab Capital Trust on Form N-1A of our reports dated December 16, 2009, relating to the financial statements and financial highlights which appear in the October 31, 2009 Annual Reports to Shareholders of Schwab Core Equity Fund, Schwab Dividend Equity Fund, Schwab Hedged Equity Fund, Schwab Large-Cap Growth Fund, Schwab Premier Equity Fund, Schwab Small-Cap Equity Fund, Schwab Financial Services Fund, Schwab Health Care Fund, Schwab International Core Equity Fund, Schwab S&P 500 Index Fund, Schwab Small-Cap Index Fund, Schwab Total Stock Market Index Fund, Schwab International Index Fund, Schwab Target 2010 Fund, Schwab Target 2015 Fund, Schwab Target 2020 Fund, Schwab Target 2025 Fund, Schwab Target 2030 Fund, Schwab Target 2035 Fund, Schwab Target 2040 Fund, Schwab MarketTrack All Equity Portfolio, Schwab MarketTrack Growth Portfolio, Schwab MarketTrack Balanced Portfolio, Schwab MarketTrack Conservative Portfolio, Schwab Balanced Fund, Laudus Small-Cap MarketMasters Fund, Laudus International MarketMasters Fund, Schwab Fundamental U.S. Large Company Index Fund, Schwab Fundamental U.S. Small-Mid Company Index Fund, Schwab Fundamental International Large Company Index Fund, Schwab Fundamental International Small-Mid Company Index Fund and Schwab Fundamental Emerging Markets Index Fund (twenty-nine of the funds constituting Schwab Capital Trust), which are also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 16, 2009, relating to the full portfolio holdings of Schwab S&P 500 Index Fund, Schwab Small-Cap Index Fund, Schwab Total Stock Market Index Fund, Schwab International Index Fund, Schwab Fundamental U.S. Large Company Index Fund, Schwab Fundamental U.S. Small-Mid Company Index Fund, Schwab Fundamental International Large Company Index Fund, Schwab Fundamental International Small-Mid Company Index Fund and Schwab Fundamental Emerging Markets Index Fund as of October 31, 2009 which appear in Item 6 of Form N-CSR and are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
San Francisco, California
February 26, 2010